UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2020

INNERWORKINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-52170	20-5997364
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

203 North LaSalle Street, Suite 1800, Chicago, Illinois 60601

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 642-3700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	INWK	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of InnerWorkings, Inc., a Delaware corporation (the “Company”), was held virtually via the Internet on September 24, 2020 in Chicago, Illinois (the “Special Meeting”). A total of 38,613,619 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”), out of a total of 52,842,618 shares of Common Stock issued and outstanding and entitled to vote as of August 19, 2020 (the “Record Date”), were present in person or represented by proxy at the Special Meeting, and, therefore, a quorum was present. A summary of the voting results for the following proposals, each of which is described in detail in the Company’s definitive proxy statement, dated August 21, 2020 and first mailed to the Company’s stockholders on or about August 24, 2020, is set forth below:

Approval of the Merger and the Other Transactions Contemplated by the Merger Agreement

As previously disclosed, on July 15, 2020, the Company entered into an Agreement and Plan of Merger, by and among the Company, HH Global Group Limited, a company registered in England and Wales (“Parent”), HH Global Finance Limited, a company registered in England and Wales and Project Idaho Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”) (as amended from time to time, the “Merger Agreement”). The Merger Agreement provides for Sub to merge with and into the Company, causing the Company to become a wholly owned subsidiary of Parent (the “Merger”).

At the Special Meeting, the Company’s stockholders voted upon and approved a proposal to adopt the Merger Agreement. Approximately 73.03% of the outstanding shares of Common Stock voted in favor of the proposal. The votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstained
38,592,883	16,951	3,785

Advisory Vote on Named Executive Officer Merger-Related Compensation

At the Special Meeting, the Company’s stockholders voted upon and approved a proposal, on a non-binding advisory vote, of the compensation that may be paid or become payable to the Company’s named executive officers and that is based on, or otherwise relates to, the Merger. Approximately 64.64% of the shares of Common Stock present in person or represented by proxy at the Special Meeting were voted in favor of the proposal. The vote regarding the named executive officers’ Merger-related compensation proposal was advisory only and the result of the vote is not binding on the Company or Parent and is not a condition to consummation of the Merger. The votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstained
24,961,620	12,508,410	1,143,589

Adjournment of the Special Meeting

Because stockholders holding at least a majority of the shares of Common Stock outstanding and entitled to vote approved the proposal to adopt the Merger Agreement, the proposal to adjourn the Special Meeting from time to time to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement, was rendered moot and was not called for a vote at the special meeting.

Item 8.01	Other Events.

On September 25, 2020, InnerWorkings issued a press release announcing the preliminary results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release of InnerWorkings dated September 25, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

September 25, 2020	By:	/s/ Oren B. Azar
	Name:	Oren B. Azar
	Title:	Executive Vice President, General Counsel and Corporate Secretary